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                                                                       EXHIBIT 5

                                   LAW OFFICES

                                 JOEL BERNSTEIN

                                                                 AREA CODE 305
P. O. BOX 330072                                             TELEPHONE: 751-3008
MIAMI, FLORIDA 33233                                         FACSIMILE: 751-4928



June 19, 1998

Concap, Inc.
586 E. Woolbright Rod, Suite 466
Boynton Beach, FL 33435

Gentlemen:

I have acted as special counsel to Concap, Inc., a Texas corporation (the "Corporation"), in connection with the offering of 2,621,000 shares of Common Stock pursuant to consultants stock plan. The shares are being registered pursuant to Registration Statement on Form S-8 filed with the Securities and Exchange Commission (the "Registration Statement").

I have acted as special counsel to the Corporation in connection with the preparation of the above-referenced Registration Statement.

Please be advised that I am of the opinion that the Corporation's Common Stock has been duly authorized by the Corporation, and when sold, will be validly issued by the Corporation and fully paid and non-assessable.

I consent to the use of my name in the Registration Statement in the section of the Prospectus entitled "Legal Matters" and the filing of this letter as an exhibit to the Registration Statement.

                                                         Yours very truly,

                                                         /s/ JOEL BERNSTEIN
                                                         ------------------
JB:jk                                                    Joel Bernstein